Exhibit 10.2

AMENDMENT TO EXECUTIVE STOCK PLEDGE, SECURITY AND

RETENTION AGREEMENT

This agreement is to amend certain provisions of that certain Executive Stock Pledge, Security and Retention Agreement dated May 9, 2001 (the “Pledge Agreement”) from Brian Derr (“Executive”) and payable to Apropos Technology, Inc., an Illinois corporation (the “Company”).  Terms used herein but not defined herein shall have the meanings ascribed to such terms as set forth in the Pledge Agreement.

The reference in the second sentence of Section 2 of the Pledge Agreement to one year from the date hereof is replaced with two years from the date hereof.

Agreed and accepted to this 25th day of March, 2002.

/s/ Brian Derr	Apropos Technology, Inc.
Executive
	By:	/s/ Frank Leonard
Its: Chief Financial Officer
Title: